UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 8, 2026, GEE Group Inc. (the “Company”) (NYSE American: JOB) reconvened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) that was originally convened on September 30, 2026 and adjourned in part to October 8, 2026. The Annual Meeting was adjourned, in part, to October 8, 2026, to allow the Company to solicit additional votes with respect to the proposal to amend the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock, no par value (the “Common Stock”) of the Company from 6,666,666.6667 shares, following the implementation of the 1-for-30 reverse split of the Common Stock that was approved by the Company’s stockholders on September 30, 2026 (the “ Reverse Stock Split”), to 200,000,000 shares (the “Capital Increase”). The Capital Increase Proposal, which required approval by a majority of the issued and outstanding shares of the Company’s common stock, was not approved at the reconvened Annual Meeting.

1. Approval of the Capital Increase

Stockholders did not approve an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock of the Company from 6,666,666.6667 shares, post Reverse Stock Split, to 200,000,000 shares. The voting results were as follows:

For	Against	Abstain
52,217,222	32,322,803	4,594,179

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: October 9, 2026	By:	/s/ Kim Thorpe
	Name:	Kim Thorpe
	Title:	Chief Financial Officer

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